Exhibit 10.43

English Translation

Shanghai House Lease Contract

Pre-lease of Commodity House

(Contract No. )

Parties of this Contract:

Lessor (Party A): Shanghai Liming Auxiliary Co., Ltd.

Lessee (Party B): Shanghai Mecox Lane Information Technology Co., Ltd.

In accordance with the “Contract Law of the People’s Republic of China” and the “Regulations of the Shanghai Municipality on Building Leasing” (hereinafter the “Regulations”), Party A and Party B, on the basis of equality, voluntariness, fairness and integrity, have reached unanimity through consultations and entered into this Contract in respect of Party B’s leasing of the house which Party A is legally entitled to lease out.

1. Basic Information about the Premise

1-1 Party A leases out to Party B the premise located at the 2nd Floor, 111 Guiqing Road, Xuhui District, Shanghai (hereinafter “the Premise”). The surveyed construction area of the Premise is ______ square meters. The designated usage of the land is for industry and the structure of the Premise is             . The floor plan of the Premise is attached hereto as Attachment 1. Party A has presented Party B with the following:

1) Certificate of Ownership of the Premise. Certificate No.: H.F.D.X.Z.(2005)No. 027636.

1-2 Being the owner of the Premise, Party A enters into the lease relationship with Party B. Prior to the execution of this Contract, Party A has informed Party B that the Premise has not been mortgaged.

1-3 It is listed in Attachment 2 and Attachment 3 by both parties the scope, conditions and requirements of the usage of the public or common area of the Premise, the existing decoration, accessory facilities and equipments, and the provisions, standard and matters to be negotiated related to the decoration and facilities installed by Party B and agreed by Party A. Both parties agree that the attachments hereto shall form the basis of the inspection when Party A hands over the Premise to Party B and when Party B returns the Premise to Party A upon the termination of this Contract.

2. Usage of the Lease

2-1 Party B undertakes to Party A that the Premise shall be used for the purpose of office and it shall comply with the national and municipal laws and regulations in relation to the usage of houses and property management.

2-2 Party B ensures that, during the term of the lease, it will not change the above stipulated usage of the Premise without written consent of Party A and approval by relevant department if required.

3. Date of Handing Over and Lease Term

3-1 Both parties agree that Party A shall hand over the Premise to Party B before September 1, 2007. The lease term commences on November 1, 2007 and expires on October 31, 2010.

3-2 Party A shall have the right to recover the Premise upon the expiration of the term of the lease, and Party B shall return the Premise punctually. If Party B wishes to renew the lease, a written renewal request shall be provided to Party A 3 months prior to the expiration of the term of the lease. Subject to Party A’s consent to the renewal, a new lease contract shall be executed. Party B shall have the priority to renew the lease under the same conditions.

4. Rent, Method and Time of Payment

4-1 Both parties agree that the rent of the Premise is RMB / per day per square meter of the construction area. The monthly rent is RMB / in total.

The rent of the Premise shall remain unchanged within 2 years. Commencing from the / year, the parties hereto are entitled to negotiate to adjust the rent, and they shall enter into a supplemental agreement in relation to the said adjustment.

4-2 Party B shall pay Party A the rent before the 1st day of every month. If Party B fails to pay punctually, it shall pay a penalty to Party A at the rate of 0.5% of the daily rent for every single day of delay.

4-3 The method of payment of the rent by Party B shall be as follows: To be paid monthly.

5. Deposit and Other Fees

5-1 Both parties agree that Party B shall pay Party A a Deposit equal to the rent and management fees of three months in the amount of RMB233,693.36 when Party A hands over the Premise.

On receipt of the Deposit, Party A shall issue a receipt to Party B.

Upon the termination of the tenancy, Party A shall offset from the Deposit the fees bearable by Party B hereto and return the remains to Party B without interest.

5-2 During the tenancy, Party B shall cover the costs of water, electricity, telecom, equipment, property management, parking and so on, relating to the use of the Premise. Other fees related shall be born by Party A.

5-3 Calculation, method of apportionment, method and time of payment of the above fees born by Party B shall be: Property management fees shall be paid monthly before the 1st day of every month. Parking fees shall be calculated monthly according the actual use, with RMB500 per parking space per month. Telephone fees shall be paid according to the bills invoiced by telecom bureau. Electricity fees shall be calculated according to readings of the meter and be paid according to the bills invoiced by the power authority. Where water pipes or drains are accessed into the Premise by the lessee, the lessee shall bear the fees of water.

6. Requirements for Using the Premise and Responsibility for Reparation

6-1 During the tenancy, in the event that Party B discovers any damage or breakdown of the Premise and its accessory facilities, it shall notify Party A promptly for reparation. Party A shall repair them within 3 days from the date of receipt of the notice. If Party A fails to repair in time, Party B may repair them at the cost of Party A.

6-2 During the tenancy, Party B shall make proper use and take good care of the Premise and its accessory facilities. In respect of any damage or breakdown of the Premise or its accessory facilities as a result of the improper use by Party B, Party B shall be liable for the reparation. In the event that Party B refuses to repair them, Party A may repair them instead at the cost of Party B.

6-3 During the tenancy, Party A ensures that the Premise and its accessory facilities are in a normal, available and safe condition. Party A shall inform Party B 3 days prior to its inspection and maintenance of the Premise, and Party B shall render its assistance and co-operation. Party A shall minimise the impact on the use of the Premise of Party B.

6-4 Except for those stipulated in the Attachment 3 hereto, if Party B needs to decorate or install ancillary facilities and equipment, it shall obtain the prior written consent of Party A. If approval from the related department is needed, Party A entrusts Party B to get such approval before construction. The responsibility for reparation of the ancillary facilities and equipment added by Party B shall be otherwise stipulated in writing by both parties.

7. Condition of the Premise When Returned

7-1 Party B shall return the Premise to Party A on the date of the expiration of the tenancy unless Party A agrees to renew the lease. If Party B fails to return the Premise punctually without the consent of Party A, it shall pay to Party A an occupation charge at the rate of RMB4.40 per square meter for every single day of the delay.

7-2 Party B shall return the Premise in a condition consistent with the Premise having been used normally. Party A shall inspect the Premise when the Premise is returned. The parties hereto shall settle the fees that they are responsible for respectively.

8. Sublet, Transfer and Exchange

8-1 Unless otherwise agreed by Party A in the supplemental provisions hereof for Party B’s subletting, Party B shall obtain the prior written consent of Party A for subletting part or the whole of the Premise to other parties within the tenancy. Party B shall not sublet a residential premise in separate parts.

8-2 When subletting the Premise, Party B shall enter into a written subletting contract with the sub-lessee and shall complete the registration and recording procedures for the said contract at the real estate exchange centre or reception office of the farm system in the district or county where the Premise is located according to relevant regulations.

8-3 During the tenancy, Party B shall obtain prior written consent from Party A for the transfer of the lease of the Premise to a third party or the exchange of the lease of the Premise with the lease of another property. After the said transfer or exchange, the transferee or the party to the exchange shall enter into a contract for change of the lessee with Party A to ensure the continuous performance of this Contract.

8-4 During the tenancy, if Party A needs to sell the Premise, it shall inform Party B three months prior to the sale. Party B shall have the priority to purchase the Premise under the same conditions.

9. Conditions for Cancellation of this Contract

9-1 Both parties agree that neither party shall be liable to the other party if this Contract is terminated upon the occurrence of any of the following events at any time during the term of the lease:

(1) The use right of the land on which the Premise is situated is early revoked according to the law.

(2) The Premise is requisitioned according to the law for the public interest.

(3) The Premise is listed within the demolition permission scope for urban development purpose according to the law.

(4) The Premise gets damaged or destroyed or is otherwise regarded as dangerous.

(5) The Premise is to be disposed under mortgage where Party A has informed Party B of the mortgage before leasing.

(6)                                              .

9-2 Both parties agree that if any of the following events occurs, either party may inform the other party upon a written notice to terminate this contract. The defaulting party shall pay the other party a penalty as liquidated damages equal to 3 times of the monthly rent. If the said liquidated damages are insufficient to make up for the losses and damage suffered by the other party, the defaulting party shall further compensate the balance thereof:

(1) Having failed to hand over the Premise punctually, Party A again fails to hand over the same within 7 days from the date of Party B’s written demand.

(2) The Premise handed over by Party A fails to comply with the conditions as herein contained thereby frustrating the purpose of the lease, or the Premise is defective and endangers the safety of Party B.

(3) Party B changes the usage of the Premise without consent of Party A, which causes damage to the Premise.

(4) The main structure of the Premise is damaged at fault of Party B.

(5) Party B sublets the Premise, transfers the leasing right to a third party or exchange with a third party their respective leased premise without permission.

(6) Party B fails to pay the rent punctually for more than 1 month.

(7)                                              .

10. Liabilities for Breach of Contract

10-1 In the event that the Premise has been defective by the time of handing over, Party A shall repair the Premise within 3 days from the date of handing over. If Party A fails to repair the Premise punctually, it agrees to reduce the rent and amend the provisions in relation to the rent.

10-2 Party A shall be liable to compensate Party B for losses occasioned by Party A’s failure to inform Party B that the Premise has been mortgaged or the transfer of the ownership of the Premise has been restricted before the leasing of the Premise.

10-3 Party A shall be liable to compensate Party B for property losses or personal injuries occasioned by Party A’s failure to perform its obligations as contained here in relation to the reparation and maintenance of the Premise during the tenancy which causes damage to the Premise.

10-4 In the event that Party A early terminates this Contract and takes back the Premise during the tenancy other than in accordance with the provisions contained herein, it shall pay Party B a penalty as liquidated damages equal to 100% of the rent for the days of the early termination. If the liquidated damages are not sufficient to make up for Party B’s losses, Party A shall further compensate Party B.

10-5 In the event that Party B decorates the Premise or installs other ancillary facilities without written consent of Party A or beyond the scope and requirement thereof, Party A may require Party B to recover the Premise.

10-6 In the event that Party B early surrenders this Contract other than in accordance with the provisions contained herein during the tenancy, it shall pay Party A a penalty as liquidated damages equal to 100% of the rent for the days of the early termination. If the liquidated damages are not sufficient to make up for Party A’s losses, Party B shall further compensate Party A. Party A may deduct the compensation from the Deposit. If the Deposit is not sufficient for the deduction, Party B shall further pay the remaining part.

11. Other Provisions

11-1 If Party A needs to mortgage the Premise during the tenancy, it shall inform Party B upon a written notice and ensure to seek the opinion of Party B on the purchasing of the Premise in writing 30 days before the Premise is disposed of in the manner of trade-in or sell-off by the mortgagee.

11-2 This Contract shall become effective after being signed and sealed by both parties. Party A shall be responsible to complete the registration and recording procedure of the Contract and obtain the certificate for such registration and recording at the real estate exchange centre or reception office of the farm system in the district or county where the Premise is located, within 15 days after getting the certificate of ownership. Where this Contract is registered and recorded, Party A shall be responsible to complete the registration and recording procedure with the original administration for any alteration or termination of this Contract within 15 days from the date of such alteration or termination. Party A shall be responsible for any legal disputes arising due to Party A’s failure to complete the above registration and recording procedures for this Contract or any alteration or termination thereof.

11-3 If this Contract has any outstanding matter, it can be settled by supplemental provisions through negotiations between both parties. The supplemental provisions and attachments hereto shall be an integral part of this Contract. The written contents in the blank of the Contract and its supplemental provisions and attachments shall have the same validity as of the printed contents.

11-4 When executing this Contract, both parties are clear of their respective rights, obligations and responsibilities and are willing to perform them strictly in accordance with the provisions hereof. If either party breaches this Contract, the other party may claim for compensation in accordance with the provisions hereof.

11-5 Any dispute arising from the performance of this Contract shall be settled by negotiation. If the parties are unable to resolve the dispute by negotiation, such dispute shall be resolved through the 2nd method of the followings:

(1) /

(2) bring a lawsuit in the People’s Court of Shanghai.

11-6 This Contract and its attachments shall have three originals of the same validity. Each party shall hold one original. The other original shall summit to the real estate exchange centre (of Xuhui District of Shanghai) or the reception office of the farm system.

Supplemental Provisions
(post here)	(seal here at the junction	)

1.	Area

The construction area of the 2nd floor is 1,149.80 square meters, which shall ultimately be subject to the area surveying report of the government.

2.	Property Management Company

The property management company shall be Caohejin Development Park Property Management Co., Ltd.

3.	Period of Decoration

The period of decoration shall be 2 months from September 1, 2007 till October 31, 2007, during which the lessee does not need to pay the rent, but it needs to pay the property management fees.

4.	Early Moving In

In the event that the lessee completes the decoration earlier than the date from which the rent is counted, the lessee is allowed to use the Premise as office. During this period, the lessor shall not charge any rent.

5.	Rent

The rent shall be RMB2.00 per day per square meter of contraction area for the first two years and shall be RMB2.20 per day per square meter of contraction area for the 3rd year.

6.	Property Management Fees

RMB6.90 per month per square meter of contraction area

7.	Telephone Lines

The lessor shall provide the lessee with 50 direct phone lines.

8.	Recovery

On expiration of the Contract, the lessee shall recover and return the Premise to the lessor.

9.	Power Supply

The lessor shall supply the lessee with the power capacity of 150KVA.

10.	Cable Specifications

The lessor shall provide cables of 185 square millimetres accessed to the floor of the lessee (the 2nd floor).

11.	Pantry

The lessor shall provide the lessee with the cupboard.

12.	Telecom Provider- China Tietong

The lessee needs telecom digital circuit from point (Chinalong Industrial Town) to point (Liming Building), Tietong 30B+D, and IP service, and the lessor agrees to provide such services.

13.	Requirements for Security and Environmental Protection

All devices and equipments that the lessee uses shall meet the requirements for fire-control security and environmental protection. The lessee may neither use flame, gas, alcohol lamp and things alike, nor store anything flammable.

Attachment 1

Floor Plan of the Premise

(post here)	(seal here at the junction)

Attachment 2

Scope, Conditions and Requirements for Using of the Public Area

(post here)	(seal here at the junction)

Attachment 3

The existing decoration, accessory facilities and equipment, and the provisions related to the decoration, facilities and equipment added by Party B and agreed by Party A

(post here)	(seal here at the junction)

Hand over the Premise based on its status quo

1.	Floating floor

2.	Whitewashed wall

3.	Sprinkler and smoke detector have been installed on the ceiling and been connected with the fire-control center. In case of any breakdown of the sprinkler and smoke detector provided by Party A, Party A shall be responsible for reparation. If such breakdown is caused by the displacement or/and new installment of the sprinkler and smoke detector by Party B during its re-decoration, Party B shall be responsible for reparation.

4.	Wooden doors

Lessor (Party A): Shanghai Liming Auxiliary Co., Ltd.

Nationality:

Legal Representative: /s/ Zongli Liu

Registration Certificate / ID No.:

Address:

Post Code:

Tel:

Authorized Agent:

Signature & Seal: [seal: Shanghai Liming Auxiliary Co., Ltd.]

Date of Execution:

Place of Execution: Shanghai

Lessee (Party B): Shanghai Mecox Lane Information Technology Co., Ltd.

Nationality:

Legal Representative: /s/ Alfred Beichun Gu

Registration Certificate / ID No.:

Address:

Post Code:

Tel:

Authorized Agent:

Signature & Seal: [seal: Shanghai Mecox Lane Information Technology Co., Ltd.]

Date of Execution:

Place of Execution: Shanghai

_____________________________________________

Name of Agency Company:

Name of Agent:

Qualification No. of Agent: